Exhibit 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS
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Public & Investor Relations, Corporate & Marketing Communications


FOR:                 SIX FLAGS, INC.

CONTACT:             James F. Dannhauser, Chief Financial Officer
                     122 East 42nd Street
                     New York, NY  10168
                     (212) 599-4693

KCSA                 Sarah Shepard / Joseph A. Mansi

CONTACT:             (212) 896-1236 / (212) 896-1205
                     sshepard@kcsa.com / jmansi@kcsa.com
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                      SIX FLAGS ACQUIRES SEA WORLD OF OHIO

                                    - - - - -

NEW YORK, February 13, 2001, 2001 - Six Flags, Inc. ("Six Flags" or the

"Company") (NYSE: PKS and PKSPrA) announced today that it has completed its previously announced acquisition of substantially all of the assets of Sea World of Ohio, a 232 acre marine wildlife park located adjacent to the Company's Six

Flags Ohio theme park.


           Commenting on the transaction, Kieran E. Burke, Chairman and Chief

Executive Officer of Six Flags, stated, "We are very pleased to have acquired the Sea World facility to complement our neighboring Six Flags Ohio park. The two parks are being combined for the 2001 season under the new name "Six Flags

Worlds of Adventure." The consolidation of the two parks, together with our neighboring campgrounds and hotel, enables us to offer a very attractive regional destination experience. We believe that the combined product offering will enable us to increase attendance and revenue at the newly combined facility and that we can increase operating efficiencies through shared expenses."

           Six Flags, Inc. is the world's largest regional theme park company,

with thirty-eight parks in markets throughout North America and Europe.

                       ---------------------------------

           The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company's expectations.

           This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

Contact:
--------
Six Flags, Inc.
James F. Dannhauser, 212/599-4693
    or
KCSA, New York
Sarah Shepard, 212/896-1236
sshepard@kcsa.com

Joseph A. Mansi, 212/896-1205
jmansi@kcsa.com